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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Inamed Corporation for the registration of 1,221,972 shares of its common stock and to the incorporation by reference therein of our report dated July 30, 1999, with respect to the consolidated financial statements of Collagen Aesthetics, Inc. included in the Form 8-K/A of Inamed Corporation filed with the Securities and Exchange Commission on November 9, 1999.


     Our audit also included the financial statement schedule of Collagen Aesthetics, Inc. included in the Form 8-K of Inamed Corporation filed with the Securities and Exchange Commission on February 4, 2000. This schedule is the responsibility of Collagen's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




                                               /s/ ERNST & YOUNG LLP


Palo Alto, California
March 27, 2000